AMENDMENT TO LOCKUP AGREEMENTS

This Amendment to Lockup Agreement(s) (the "Agreement") is made on December 30, 2010 by and among Hyperdynamics Corporation, a Delaware corporation, and its affiliates (collectively, "Hyperdynamics"), and, Kent Watts and Mike Watts and their affiliates (collectively, "Watts").

RECITALS:

Whereas, Hyperdynamics and Watts are non-adverse parties in a lawsuit captioned Hyperdynamics Corporation v. J.P. Carey Securities, Inc., et al v. Kent Watts, et al. In the Superior Court of Fulton County, State of Georgia--Business Court 1- Judge Alice D. Bonner Presiding, Civil Action File No. 2001CV44988 (The "Litigation").

WHEREAS, Hyperdynamics and Watts desire to enter into a settlement and release agreement with the adverse parties in the Litigation.

WHEREAS, Hyperdynamics and Watts (and their affiliates) previously entered into lockup agreements on July 21, 2010 regarding Hyperdynamics common stock, options and warrants owned by Watts.

WHEREAS, Hyperdynamics and Watts desire to amend the lockup agreements to facilitate Hyperdynamics and Watts entering into the settlement and release agreement with the adverse parties in the Litigation.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

ARTICLE I
AMENDMENT TO LOCKUP AGREEMENT(S)

The lockup agreement(s) are hereby amended to reflect that only 400,000 of the original 500,000 "$4.00 exercise price warrants" are required to be donated to "American Friends of Guinea" ("AFG") by Michael Watts upon the settlement of the Litigation. AFG will receive a donation from Kent Watts and Michael Watts ("Watts"), in lieu of 100,000 warrants being canceled in connection with the settlement and release with the adverse parties in the Litigation, and Kent Watts and Mike Watts will each donate to AFG 50% of the amount of the black Scholes calculation for the value of the 100,000 warrants as Watts calculates based on a stock price of $3.95 per share. Hyperdynamics agrees to accept Watts' reasonable calculation of the value of the warrants. Watts represents that the AFG board passed a resolution stating that Watts can pay the donation amount in cash, or, in Hyperdynamics common stock based on the 5 day average closing price of any particular day that the donation is made.

[Signatures Appear on the Next Page]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed effective as of the day and year first above written.

Hyperdynamics Corporation

By ______________________

Ray Leonard
President

____
Kent Watts, Individually

____
Mike Watts, Individually